Exhibit 99

NEWS RELEASE

HELMERICH & PAYNE, INC. / 1437 SOUTH BOULDER AVENUE / TULSA, OKLAHOMA

May 2, 2016

HELMERICH & PAYNE, INC. ANNOUNCES SECOND QUARTER RESULTS

Helmerich & Payne, Inc. (NYSE: HP) reported net income of $21 million ($0.19 per diluted share) from operating revenues of $438 million for the second quarter of fiscal 2016, compared to net income of $154 million ($1.41 per diluted share, as adjusted) from operating revenues of $886 million during the second quarter of fiscal 2015, and net income of $16 million ($0.15 per diluted share) from operating revenues of $488 million during the first quarter of fiscal 2016.  Included in net income per diluted share for this year’s and last year’s second fiscal quarters as well as this year’s first fiscal quarter are approximately $0.47, $0.40, and $0.10, respectively, of after-tax income related to a combination of select items (including long-term contract early termination compensation from customers) as described in a separate section of this press release.

President and CEO John Lindsay commented, “These are demanding times in the energy service space, and the challenge for many is now one of survival.   The U.S. land rig count is comparable to the all-time record lows reached in 1999.  Sharp reductions in personnel, expenses, and investments are occurring worldwide, and we expect to see further deterioration in terms of drilling activity during the third fiscal quarter.

“But even if this difficult environment persists, we believe that H&P’s competitive and financial positions remain very strong.  Our long-term contracts have allowed the Company to remain profitable and protect FlexRig®* investments.  We are able to focus energy on efforts that add value to our customers and will help us to become even more efficient and effective as an organization. Whether we see more declines in activity or a significant improvement in demand, H&P is well positioned to respond.  As we have described in the past, our strong and liquid balance sheet, robust backlog, and lower spending requirements should allow us to continue to return cash to shareholders.  Our strength is driven by our people, and we appreciate their attitude in the face of this adversity and their dedication to the Company through these difficult times.”

Operating Segment Results

Segment operating income for the Company’s U.S. land operations was $63 million for the second quarter of fiscal 2016, compared with $225 million for last year’s second fiscal quarter and $56 million for this year’s first fiscal quarter.  As compared to the first quarter of fiscal 2016, segment operating income increased as a result of a higher level of early termination revenue during the second fiscal quarter, which was partially offset by lower quarterly levels of activity and rig margins.  The number of quarterly revenue days decreased sequentially by approximately 20% to 9,601 days.  Excluding the impact of $2,417 and $8,287 per day corresponding to revenues from early

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May 2, 2016

contract terminations during this year’s first and second fiscal quarters, respectively, the average rig revenue per day decreased sequentially by $303 to $25,931, and the average rig margin per day decreased sequentially by $1,552 to $11,792.  The average rig expense per day increased sequentially by $1,249 to $14,139.  Rig utilization for the segment was 31% for this year’s second fiscal quarter, compared with 68% and 39% for last year’s second fiscal quarter and this year’s first fiscal quarter, respectively.  At March 31, 2016, the Company’s U.S. land segment had approximately 94 contracted rigs generating revenue (including 82 under long-term contracts) and 253 idle rigs.

Segment operating income for the Company’s offshore operations was $3.3 million for the second quarter of fiscal 2016, compared with $19.0 million (as adjusted) for last year’s second fiscal quarter and $7.7 million for this year’s first fiscal quarter.  The sequential decrease in operating income was attributable to declines in management contract activity, average daily margins and rig revenue days. The average rig margin per day decreased sequentially from $7,920 to $7,346, and quarterly revenue days decreased from 736 days to 691 days during the second fiscal quarter.

The Company’s international land operations reported a segment operating loss of $2.3 million for this year’s second fiscal quarter, compared with operating income of $10.6 million (as adjusted) for last year’s second fiscal quarter and an operating loss of $6.7 million for this year’s first fiscal quarter.  The sequential improvement in operating results was attributable to a significant currency exchange loss that negatively impacted the first fiscal quarter.  The average rig margin per day decreased sequentially from $11,811 to $10,487 during the second fiscal quarter.  The number of quarterly revenue days decreased sequentially by approximately 7% to 1,307 days.

Drilling Operations Outlook for the Third Quarter of Fiscal 2016

In the U.S. land segment, the Company expects revenue days (activity) to decrease by roughly 25% to 28% during the third fiscal quarter as compared to the second fiscal quarter of 2016.  Excluding any impact from early termination revenue, the average rig revenue per day is expected to be roughly $25,000, and the corresponding average rig expense per day is expected to decrease to roughly $13,800.  As of today, the U.S. land segment has approximately 84 contracted rigs that are generating revenue (including 77 under term contracts) and 263 idle rigs.

In the offshore segment, the Company expects revenue days to decrease by approximately 8% during the third fiscal quarter as compared to the second fiscal quarter of 2016.  The average rig margin per day is expected to be approximately $8,000 during the third quarter of fiscal 2016.

In the international land segment, the Company expects revenue days to decrease by approximately 3% during the third quarter as compared to the second quarter of fiscal 2016.  The average rig margin per day is expected to be roughly $11,000 during the third quarter of fiscal 2016.

Select Items Included in Net Income (or Loss) per Diluted Share

Included in net income per diluted share corresponding to the second quarter of fiscal 2016 are approximately $0.47 of after-tax income related to a combination of the following:  $0.49 of after-tax gains from long-term contract early termination

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compensation from customers; $0.02 of after-tax gains related to the sale of used drilling equipment; and $0.04 of losses from discontinued operations.

Included in net income per diluted share corresponding to the second quarter of fiscal 2015 are approximately $0.40 of after-tax income related to a combination of the following:  $0.44 of after-tax gains from long-term contract early termination compensation from customers; $0.02 of after-tax gains related to the sale of used drilling equipment; and $0.06 of after-tax losses from abandonment charges related to the decommissioning of certain (SCR) land rigs and other used drilling equipment.

Included in net income per diluted share corresponding to the first quarter of fiscal 2016 are approximately $0.10 of after-tax income related to a combination of the following:  $0.17 of after-tax gains from long-term contract early termination compensation from customers; $0.03 of after-tax gains related to the sale of used drilling equipment; $0.05 of after-tax losses related to a currency exchange loss; and a negative $0.05 impact on income tax expense primarily due to a fiscal 2015 adjustment to the Domestic Production Deduction that resulted from a U.S. tax law change in December 2015 extending bonus depreciation allowances that had expired December 31, 2014.

About Helmerich & Payne, Inc.

Helmerich & Payne, Inc. is primarily a contract drilling company.  As of May 2, 2016, the Company’s existing fleet includes 347 land rigs in the U.S., 38 international land rigs, and nine offshore platform rigs.  In addition, the Company is scheduled to deliver another three new H&P-designed and operated FlexRigs during this fiscal year, all under long-term contracts with customers.  Upon completion of these commitments, the Company’s global fleet is expected to have a total of 388 land rigs, including 373 AC drive FlexRigs.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties.  All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future financial position, operations outlook, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.  For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of  Operations” sections of the Company’s SEC filings, including but not limited to its annual report on Form 10-K and quarterly reports on Form 10-Q.  As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.  We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law.

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May 2, 2016

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.
Contact:
Investor Relations
investor.relations@hpinc.com
(918) 588-5190

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May 2, 2016

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
CONSOLIDATED STATEMENTS OF	December 31	March 31		March 31
INCOME	2015	2016	2015	2016	2015
			(As adjusted)		(As adjusted)

Operating Revenues:
Drilling — U.S. Land	$369,805	$349,283	$718,463	$719,088	$1,608,510
Drilling — Offshore	41,880	34,325	62,428	76,205	132,315
Drilling — International Land	72,194	51,352	101,038	123,546	197,711
Other	3,968	3,231	3,741	7,199	7,921
	$487,847	$438,191	$885,670	$926,038	$1,946,457

Operating costs and expenses:
Operating costs, excluding depreciation	276,644	221,611	467,099	498,255	1,026,562
Depreciation	142,129	141,517	150,248	283,646	288,480
General and administrative	32,074	33,811	34,995	65,885	67,731
Research and development	2,919	2,315	4,857	5,234	9,015
Income from asset sales	(4,589)	(2,684)	(2,855)	(7,273)	(7,028)
	449,177	396,570	654,344	845,747	1,384,760

Operating income	38,670	41,621	231,326	80,291	561,697

Other income (expense):
Interest and dividend income	733	799	2,564	1,532	2,859
Interest expense	(4,524)	(5,721)	(2,600)	(10,245)	(3,190)
Other	(261)	653	55	392	369
	(4,052)	(4,269)	19	(8,321)	38

Income from continuing operations
before income taxes	34,618	37,352	231,345	71,970	561,735
Income tax provision	18,720	12,178	77,803	30,898	204,570
Income from continuing operations	15,898	25,174	153,542	41,072	357,165

Income (loss) from discontinued operations, before income taxes	104	(56)	(76)	48	(91)
Income tax provision	—	3,913	(77)	3,913	(77)
Income (loss) from discontinued operations	104	(3,969)	1	(3,865)	(14)

NET INCOME	$16,002	$21,205	$153,543	$37,207	$357,151

Basic earnings per common share:
Income from continuing operations	$0.15	$0.23	$1.42	$0.38	$3.29
Income from discontinued operations	$—	$(0.04)	$—	$(0.04)	$—

Net income	$0.15	$0.19	$1.42	$0.34	$3.29

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HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
CONSOLIDATED STATEMENTS OF	December 31	March 31		March 31
INCOME	2015	2016	2015	2016	2015
			(As adjusted)		(As adjusted)

Diluted earnings per common share:
Income from continuing operations	$0.15	$0.23	$1.41	$0.37	$3.27
Income from discontinued operations	$—	$(0.04)	$—	$(0.04)	$—

Net income	$0.15	$0.19	$1.41	$0.33	$3.27

Weighted average shares outstanding:
Basic	107,852	108,014	107,646	107,933	107,812
Diluted	108,409	108,466	108,370	108,430	108,620

Effective October 1, 2015, the Company eliminated a legacy one-month lag period between its U.S. fiscal year and its foreign subsidiaries’ fiscal years.  As required, the elimination of the one-month lag has been applied retrospectively to all periods presented herein.

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HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

CONSOLIDATED CONDENSED BALANCE SHEETS	March 31 2016	September 30 2015
		(As Adjusted)

ASSETS
Cash and cash equivalents	$898,013	$729,384
Short term investments	45,526	45,543
Other current assets	516,608	656,170
Current assets of discontinued operations	230	8,097
Total current assets	1,460,377	1,439,194
Investments	83,363	104,354
Net property, plant, and equipment	5,446,352	5,563,170
Other assets	35,013	40,524
TOTAL ASSETS	$7,025,105	$7,147,242

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$371,246	$344,820
Current liabilities of discontinued operations	82	3,377
Total current liabilities	371,328	348,197
Non-current liabilities	1,374,648	1,406,036
Non-current liabilities of discontinued operations	4,110	4,720
Long-term notes payable	492,919	492,443
Total shareholders’ equity	4,782,100	4,895,846

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$7,025,105	$7,147,242

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HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	Six Months Ended
	March 31
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS	2016	2015
		(As Adjusted)

OPERATING ACTIVITIES:
Net income	$37,207	$357,151
Adjustment for loss from discontinued operations	3,865	14
Income from continuing operations	41,072	357,165
Depreciation	283,646	288,480
Changes in assets and liabilities	158,870	164,666
Gain on sale of assets	(7,273)	(7,028)
Other	16,104	13,299
Net cash provided by operating activities from continuing operations	492,419	816,582
Net cash provided by (used in) operating activities from discontinued operations	98	(14)
Net cash provided by operating activities	492,517	816,568

INVESTING ACTIVITIES:
Capital expenditures	(180,481)	(766,029)
Purchase of short-term investments	(21,869)	—
Proceeds from sales of short-term investments	21,676	—
Proceeds from sale of assets and invested securities	9,715	15,155
Net cash used in investing activities	(170,959)	(750,874)

FINANCING ACTIVITIES:
Proceeds from senior notes, net of discount and debt issuance costs	(32)	492,791
Proceeds from short-term debt	—	1,002
Payments on short-term debt	—	(1,002)
Increase in bank overdraft	—	12,560
Dividends paid	(149,300)	(149,347)
Repurchase of common stock	—	(59,654)
Exercise of stock options	(199)	(1,079)
Tax withholdings related to net share settlements of restricted stock	(3,617)	(4,248)
Excess tax benefit from stock-based compensation	219	2,761
Net cash provided by (used in) financing activities	(152,929)	293,784

Net increase in cash and cash equivalents	168,629	359,478
Cash and cash equivalents, beginning of period	729,384	360,307
Cash and cash equivalents, end of period	$898,013	$719,785

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	Three Months Ended			Six Months Ended
	December 31	March 31		March 31
SEGMENT REPORTING	2015	2016	2015	2016	2015
			(As adjusted)		(As adjusted)
	(in thousands, except days and per day amounts)
U.S. LAND OPERATIONS
Revenues	$369,805	$349,283	$718,463	$719,088	$1,608,510
Direct operating expenses	181,541	155,884	352,489	337,425	793,615
General and administrative expense	12,373	12,196	12,605	24,569	24,320
Depreciation	120,359	118,682	128,510	239,041	247,587
Segment operating income	$55,532	$62,521	$224,859	$118,053	$542,988

Revenue days	11,945	9,601	20,802	21,546	48,157
Average rig revenue per day	$28,651	$34,218	$30,988	$31,132	$30,118
Average rig expense per day	$12,890	$14,139	$13,395	$13,447	$13,196
Average rig margin per day	$15,761	$20,079	$17,593	$17,685	$16,922
Rig utilization	39%	31%	68%	35%	78%

OFFSHORE OPERATIONS
Revenues	$41,880	$34,325	$62,428	$76,205	$132,315
Direct operating expenses	30,293	27,065	39,264	57,358	83,739
General and administrative expense	862	837	954	1,699	1,780
Depreciation	3,003	3,124	3,170	6,127	6,094
Segment operating income	$7,722	$3,299	$19,040	$11,021	$40,702

Revenue days	736	691	794	1,427	1,603
Average rig revenue per day	$27,539	$28,004	$49,783	$27,764	$52,588
Average rig expense per day	$19,619	$20,658	$31,112	$20,123	$32,877
Average rig margin per day	$7,920	$7,346	$18,671	$7,641	$19,711
Rig utilization	89%	84%	98%	87%	98%

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	Three Months Ended			Six Months Ended
	December 31	March 31		March 31
SEGMENT REPORTING	2015	2016	2015	2016	2015
			(As adjusted)		(As adjusted)
	(in thousands, except days and per day amounts)
INTERNATIONAL LAND OPERATIONS
Revenues	$72,194	$51,352	$101,038	$123,546	$197,711
Direct operating expenses	64,008	38,113	75,391	102,121	149,314
General and administrative expense	718	887	1,112	1,605	1,628
Depreciation	14,133	14,620	13,956	28,753	25,629
Segment operating income (loss)	$(6,665)	$(2,268)	$10,579	$(8,933)	$21,140

Revenue days	1,411	1,307	1,771	2,718	3,840
Average rig revenue per day	$46,031	$36,774	$52,054	$41,580	$46,014
Average rig expense per day	$34,220	$26,287	$37,761	$30,406	$33,850
Average rig margin per day	$11,811	$10,487	$14,293	$11,174	$12,164
Rig utilization	40%	38%	49%	39%	54%

Operating statistics exclude the effects of offshore platform management contracts, gains and losses from translation of foreign currency transactions, and do not include reimbursements of “out-of-pocket” expenses in revenue per day, expense per day and margin calculations.

Reimbursed amounts were as follows:

U.S. Land Operations	$27,571	$20,751	$73,853	$48,322	$158,115
Offshore Operations	$6,331	$6,086	$5,096	$12,417	$10,828
International Land Operations	$7,244	$3,288	$8,850	$10,532	$21,017

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Segment operating income for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes general and administrative expenses, corporate depreciation, income from asset sales and other corporate income and expense.  The Company considers segment operating income to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses.  This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods.  The Company believes that segment operating income is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers.  Additionally, it highlights operating trends and aids analytical comparisons.  However, segment operating income has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.

The following table reconciles operating income per the information above to income from continuing operations before income taxes as reported on the Consolidated Statements of Income (in thousands).

	Three Months Ended			Six Months Ended
	December 31	March 31		March 31
	2015	2016	2015	2016	2015
			(As adjusted)		(As adjusted)
Operating income
U.S. Land	$55,532	$62,521	$224,859	$118,053	$542,988
Offshore	7,722	3,299	19,040	11,021	40,702
International Land	(6,665)	(2,268)	10,579	(8,933)	21,140
Other	(1,304)	(1,349)	(3,217)	(2,653)	(5,116)
Segment operating income	$55,285	$62,203	$251,261	$117,488	$599,714
Corporate general and administrative	(18,121)	(19,891)	(20,324)	(38,012)	(40,003)
Other depreciation	(3,610)	(3,971)	(3,767)	(7,581)	(7,648)
Inter-segment elimination	527	596	1,301	1,123	2,606
Income from asset sales	4,589	2,684	2,855	7,273	7,028
Operating income	$38,670	$41,621	$231,326	$80,291	$561,697

Other income (expense):
Interest and dividend income	733	799	2,564	1,532	2,859
Interest expense	(4,524)	(5,721)	(2,600)	(10,245)	(3,190)
Gain on sale of investment securities	—	—	—	—	—
Other	(261)	653	55	392	369
Total other income (expense)	(4,052)	(4,269)	19	(8,321)	38

Income from continuing operations before income taxes	$34,618	$37,352	$231,345	$71,970	$561,735

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